Exhibit 5

                        KILPATRICK & CODY
                      1100 PEACHTREE STREET
                            SUITE 2800
                     ATLANTA, GEORGIA  30309
                          (404) 815-6500
                   Telecopy No. (404) 815-6555


Direct Dial:  (404) 815-6366

                                  March 28, 1996




Intermet Corporation
Suite 200
5445 Corporate Drive
Troy, Michigan  48098

     Re:  Form S-3 Registration Statement - 300,000 Shares of
          Common Stock

Gentlemen:

     At your request, we have acted as counsel for Intermet Corporation, a Georgia corporation (the "Company"), in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the resale of 300,000 shares (the "Shares") of the Company's Common Stock, $0.10 par value per share (hereinafter referred to as "Common Stock"), acquired by the Selling Shareholder (as defined in the Prospectus that forms a part of the Registration Statement).

     In connection with the preparation of said Registration
Statement, we have examined originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant under the circumstances.

     On the basis of the foregoing, it is our opinion that the Shares to be offered by the Selling Shareholder are legally and validly issued, fully paid and non-assessable.
Intermet Corporation
March 28, 1996
Page 2




     We hereby consent to the filing of this opinion as an Exhibit to said Registration Statement and further consent to the use of our name under the heading "Legal Matters" in said
Registration Statement.

                              Sincerely,

                              KILPATRICK & CODY


                              By: /s/ Rupert M. Barkoff
                                   Rupert M. Barkoff
                                   a Partner